Exhibit 10.26

LAND LEASE CONTRACT

Land Leasor (Party A): Yaodianzi Town Houwujia Village Council

Land Lessee (Party B): Shandong Longkong Tourism Group Co., Ltd

Through a consultation among Party B and Party A and villager representative, Party A agrees to lease the Land (describing in Article) to Party B as to developing the tourism; In accordance with the county land collecting act of People's Republic of China and the contract regulation of Shandong rural collective operating, both parties agrees to sign the contract and commit to abide by it.

Article 1: Description of the Land

The Land located at Longon Mountain south slope.

north border to Qianlou land border, Yishandian land border, guandi temple land border, Houlou land border; south border to Yishandian land border and Houwu mountain waste; total area of 158 Chinese Mu.

Article 2: The lease term is 24 years, from 01-1-2005 to 01-1-2029.

Article 3: Lease Rental and Payment

The rent of each Mu is RMB 300 Yuan, the total annual rental is RMB 47,400 Yuan which shall be paid on the date of 30th December each year.

Article 4: Party A's Right and Obligation

4.1 Party has the right to collect the rental of the land leasing;

4.2 within the period of the contract, Party shall respect and protect

Party B's using right and autonomous operating, shall assist Party B to maintain business operation and assort with villagers; so that, party A could carry out business freely.

4.3 within the period of the contract, Party shall respect and protect

Party B's using right and autonomous operating.

Article5: Party B's right and Obligation

5.1 Managing the land pursuant to relevant State policy, laws and regulations. The land resources shall not be damaged, otherwise, Party B shall be punished pursuant to relevant State policy, laws and regulations.

5.2 If an no-agriculture purpose construction is being built on the mountain waste, Party B shall obtain the approval of land using purpose pursuant to land management law, and shall pay Party A relevant expense.(the area of non-agriculture purpose using land shall be deducted from the total land area in the contract, also above mentioned relevant expenses shall be deducted from the land lease rental)

5.3 The rental shall be fully paid by Party B on time

6. Other provision

6.1 The contract shall not be terminated by both parties without reasonable causes; otherwise, any party breaks the contract, shall compensate another party for economic loss.

6.2 If party B fails to pay the rental on time, each day delayed, shall provide Party A compensation in amount of 5% of rental calculated by days. In 3 months delay, Party A may terminate the contract, and claim the overdue rental and breach compensation to Party B by laws.

6.3 After signing the contract, any villager plants the land anywhere, Party shall take care of the matter, and compensate Party B for the loss.

6.4 within the period of the contract, any reimbursement from any level government, Party A shall enjoy the benefit, in another side, any public imposition from any level government, Party A shall bear it.

6.5 When the contract expired, all the ground attachment invested by Party B, shall be evaluated and sold to Party A; if party B not accepts it, Party shall dispose it himself.

6.6 To amend or discharge the contract, both parties shall approve it through consultations, and shall be filed with Attestation Authority.

6.7 The dispute arising out, which is not able to be resolved through consultation, it shall be submitted to Town Council Authority to reconcile; or submits it directly to a Court.

6.8 Within the period of the contract, any legal representative/Principal or authorized person of any party changed, which shall cause no any influence on the legal effect of the contract, and cause no revision or termination arising.

6.9 The contract expires, Party B intends to renew it, a lease priority shall be provided to party B.

6.10 Unconcluded matters shall be resolved through consultation pursuant to Regulation of Shandong Rural Collective Economy Contract Operating.

7. This contract is made out in 3 copies, each for both parties, one for Attestation Authority.

Leasor (Party A): (seal)        Yaodianzi town Houwujia Village council (sealed)

Authorized person:  /s/ WU YUQIANG

Leasee (Party B): (seal)       Shandong Longkong Tourism Group Co., Ltd (sealed)

Authorized person:   /s/ ZHANG SHANJIU

Attestation Authority: (seal) Yaodianzi Town Reconciliation committee of Rural Collective Economy Contract Operating   (sealed)

Attestator:                /s/ FENG SHANQING

YaoDianzi Town Government Approval             (sealed)

Date:  30-9-2004